Exhibit 5.1

Osler, Hoskin & Harcourt llp Suite 3000, Bentall Four 1055 Dunsmuir Street Vancouver, British Columbia, Canada V7X 1K8 778.785.3000 main 778.785.2745 facsimile

August 12, 2024

Mind Medicine (MindMed) Inc.

One World Trade Center

Suite 8500

New York, New York

10007

Dear Sirs/Mesdames:

Re: Mind Medicine (MindMed) Inc.- Registration Statement on Form S-3

We have acted as Canadian counsel to Mind Medicine (MindMed) Inc., a British Columbia company (the “Company”), in connection with the public offering and sale by the Company of 9,285,511 common shares, without par value, of the Company (the “Common Shares”), and pre-funded warrants (the “Pre-Funded Warrants” and together with the Common Shares, the “Securities”) to purchase up to 1,428,775 common shares, without par value, of the Company (the “Pre-Funded Warrant Shares”), pursuant to a Registration Statement on Form S-3 (file number 333-280548) (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (“SEC”) on June 28, 2024 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the base prospectus included in the Registration Statement (the “Base Prospectus”), and the preliminary prospectus supplement related to the Securities filed on August 9, 2024 with the SEC (the “Preliminary Prospectus Supplement”, and, together with the Base Prospectus, the “Preliminary Prospectus”), and the final prospectus supplement related to the Securities dated August 9, 2024 (the “Prospectus Supplement”, and, together with the Base Prospectus, the “Prospectus”).

The offer and sale of the Securities is being made pursuant to an underwriting agreement dated August 9, 2024 by and among the Company and Leerink Partners LLC and Evercore Group L.L.C., as representatives of the several underwriters named therein (such agreement, the “Underwriting Agreement”).

We have examined copies of the Underwriting Agreement, the warrant certificates representing the Pre-Funded Warrants (the “Pre-Funded Warrant Certificates”), the Preliminary Prospectus, the Prospectus and the Registration Statement and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinions hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Company.

We are qualified to practice law in the Province of British Columbia and these opinions are rendered solely with respect to the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia.

We have assumed (a) the legal capacity of all individuals, the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies and (b) the completeness, truth and accuracy of all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials.

On the basis of the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that:

1.	subject to receipt of payment in full for the Common Shares as specified in the Underwriting Agreement, the Common Shares will be validly issued, fully paid and non-assessable; and

2.	subject to receipt by the Company of the payment of the exercise price for the Pre-Funded Warrants as provided for in the Pre-Funded Warrant Certificates, the Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K to be filed by the Company with the SEC for incorporation by reference into the Registration Statement and to the use of our name under the captions “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes of applicable laws.

Yours very truly,

(signed) Osler, Hoskin & Harcourt LLP

Osler, Hoskin & Harcourt LLP